EXHIBIT 10.1

CENTENE CORPORATION
NON-EMPLOYEE DIRECTORS
DEFERRED STOCK COMPENSATION PLAN
As amended and restated
ARTICLE I
INTRODUCTION
I.1    Establishment. Centene Corporation (the “Company”) hereby establishes the Centene Corporation Non-Employee Directors Deferred Stock Compensation Plan, as amended and restated (the “Plan”) for those directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates. The Plan allows Non-Employee Directors to defer the receipt of cash compensation and to receive such deferred compensation in the form of Shares.
I.2    Purpose. The Plan is intended to advance the interests of the Company and its stockholders by providing a means to attract and retain qualified persons to serve as Non-Employee Directors and to promote ownership by Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such Directors' interests more closely with the interests of stockholders of the Company.
I.3    Effective Date. The Plan was effective as of September 15, 2004 (the “Effective Date”). This restatement shall be effective as of June 30, 2015.
ARTICLE II
DEFINITIONS
II.1    “Board” means the Board of Directors of the Company.
II.2    “Change in Control” means the occurrence of any of the following:

(a)
Any “Person” (having the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (“1934 Act”) and used in Sections 13(d) and 14(d) thereof, other than (A) Persons, who, on the Effective Date of the Plan, are beneficial owners (within the meaning of Rule 13d-3 under the 1934 Act) directly or indirectly of twenty-five percent (25%) or more of the Company's then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”) or (B) a group which includes one or more Plan participants, is or become beneficial owners directly or indirectly of fifty percent (50%) or more of the combined voting power of the Company's Voting Securities.

(b)
If individuals who, as the Effective Date hereof, constitute the Board of Directors of the Company (the “Incumbent Board) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that an individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by at least a majority of the directors then comprising the Incumbent Board shall be included within the definition of Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual election contest (or such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(c)
The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, and such merger or consolidation occurs.

(d)
The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company and such event commences, or there is consummated an agreement for the sale or disposition of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity at least fifty percent (50%) of the combined voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such transaction.

An event shall be considered a Change in Control only if such event satisfies the above definition and such event is a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation under Code Section 409A.
II.3    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.
II.4    “Committee” means the Board or a committee appointed to administer the Plan under Article IV.
II.5    “Common Stock” means the Company's class of capital stock designated as Common Stock, par value one tenth of one cent ($0.001) per share, or, in the event that the outstanding shares of Common Stock are after the Effective Date recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.
II.6    “Company” means Centene Corporation, a Delaware corporation, or any successor thereto.
II.7    “Deferral Date” means the date Fees would otherwise have been paid to the Participant.
II.8    “Deferral Election” means a written election to defer Fees under the Plan.
II.9    “Director” means any individual who is a member of the Board.
II.10    “Fair Market Value” of a share of Common Stock on a given valuation date means (i) the average closing sales prices for such Common Stock reported on the New York Stock Exchange for the three-month period ending on such valuation date, (ii) if the Common Stock is not listed on the New York Stock Exchange, the average closing sales prices for such Common Stock as reported for the three-month period ending on such valuation date on the principal stock exchange or quotation system in the U.S. on which Common Stock is listed or quoted (as determined by the Committee), or (iii) if neither of the preceding clauses is applicable, the fair market value of a share of Common Stock as determined in good faith by the Board on such valuation date and stated in writing in a notice delivered to the holders of Common Stock involved.
II.11    “Fees” means all or part of any retainer or meeting fees payable in cash to a Non-Employee Director in his or her capacity as a Director. Fees shall not include any expenses paid directly or through reimbursement.
II.12    “Non-Employee Director” means a Director who is not an employee of the Company or any of its subsidiaries or affiliates. For purposes of the Plan, an employee is an individual whose wages are subject to withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended.
II.13    “Participant” means a Non-Employee Director who defers Fees under Article VI of the Plan.
II.14    “Secretary” means the Secretary or any Assistant Secretary of the Company.
II.15    “Shares” means shares of the Common Stock.
II.16    “Stock Units” means the credits to a Participant's Stock Unit Account under Article VI of the Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.
II.17    “Stock Unit Account” means the bookkeeping account established by the Company pursuant to Section VI.5.
II.18    “Termination of Service” means termination of service as a Director for any reason.

ARTICLE III
SHARES AVAILABLE UNDER THE PLAN
Subject to adjustment as provided in Article X, the maximum number of Shares that may be distributed in settlement of Stock Unit Accounts under the Plan shall be five hundred thousand (500,000). Such Shares may include authorized but unissued Shares, treasury Shares or Shares that have been reacquired by the Company.
ARTICLE IV
ADMINISTRATION
The Plan shall be administered by the Board or such other committee as may be designated by the Board. The Committee shall have the authority to make all determinations it deems necessary or advisable for administering the Plan, subject to the express provisions of the Plan. Notwithstanding the foregoing, no Director who is a Participant under the Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.
ARTICLE V
ELIGIBILITY
Each person who is a Non-Employee Director on a Deferral Date shall be eligible to defer Fees payable on such date in accordance with Article VI of the Plan. If any Non-Employee Director subsequently becomes an employee of the Company or any of its subsidiaries, but does not incur a Termination of Service, such Director shall continue as a Participant with respect to Fees previously deferred and Fees subject to a current deferral election, but shall cease eligibility with respect to all future Fees, if any, earned while an employee.
ARTICLE VI
DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENTS
VI.1    General Rule. Each Non-Employee Director may, in lieu of receipt of Fees, defer fifty percent (50%) or one hundred percent (100%) of such Fees in accordance with this Article VI, provided that such Non-Employee director is eligible under Article V of the Plan to defer such Fees at the date any such Fees are otherwise payable. A Director may only elect to defer fifty percent (50%) or one hundred percent (100%) of his or her Fees.
VI.2    Timing of Election. A Non-Employee Director may make a Deferral Election within thirty (30) days after commencing to serve as a Non-Employee Director, effective for Fees for services rendered and payable after the date such election is made. A Non-Employee Director who does not make a Deferral Election when first eligible to do so may make a Deferral Election at such time before the first day of any subsequent calendar year for which such Deferral Election shall be effective, in accordance with administrative procedures established with respect to the Plan.
VI.3    Effect and Duration of Election. A Deferral Election shall apply to Fees for services rendered and payable after the date such election is made and shall be deemed to be continuing and applicable to all Fees payable in subsequent calendar years, unless the participant revokes or modifies such election by filing a new election form at such time before the first day of any subsequent calendar year in accordance with administrative procedures established with respect to the Plan, effective for all Fees for services rendered and payable on and after the first day of such subsequent calendar year.
VI.4    Form of Election. A Deferral Election shall be made in a manner satisfactory to the Committee. Generally, a Deferral Election shall be made by completing and filing the specified election form with the Secretary or his or her designee within the period described in Section VI.2 or Section VI.3.

VI.5    Establishment of Stock Unit Account. The Company shall establish a Stock Unit Account for each Participant. All Fees deferred pursuant to this Article VI shall be credited to the Participant's Stock Unit Account as of the Deferral Date and converted to Stock Units. The number of Stock Units credited to a Participant's Stock Unit Account as of a Deferral Date shall equal the amount of the deferred Fees divided by the Fair Market Value of a Share on such Deferral Date, with fractional units calculated (and rounded) to three decimal places. Fractional Stock Units shall be credited cumulatively, but any fractional Stock Unit in a Participant's Stock Unit Account at the time of a distribution under Article VII shall be converted into cash equal to the Fair Market Value of a corresponding fractional Share on the date of distribution.
VI.6    Crediting of Dividend Equivalents. As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock Unit Account a dollar amount equal to the amount of cash dividends that would have been paid on the number of Shares equal to the number of Stock Units credited to the Participant's Stock Unit Account as of the close of business on the record date for such dividend. Such dollar amount shall then be converted into a number of Stock Units equal to the number of whole and fractional Shares that could have been purchased with such dollar amount at Fair Market Value on the dividend payment date.
ARTICLE VII
SETTLEMENT OF STOCK UNITS
VII.1    Timing of Payment. A Participant shall receive or begin receiving a distribution of his or her Stock Unit Account in the manner described in Section VII.2 either (i) on or as soon as administratively feasible after the first day of the second full calendar month immediately following the month in which the Participant incurs a Termination of Service (but not less than six months after the Participant has made a Deferral Election), (ii) if the Participant has made an election to defer payment in accordance with this Section, on or as soon as administratively feasible after the date specified by the Participant in such election, or (iii) if elected by the Participant, upon a Change of Control. A Participant must deliver an election to defer the distribution or commencement of distribution beyond the date applicable in clause (i) to the Secretary or his or her designee at the time that the Participant makes the deferral election pursuant to Article VI. A Participant may make an election to make a subsequent deferral election at least one (1) year before the earlier of the date on which the Participant incurs a Termination of Service or the previously designated distribution date; provided that, the first payment with respect to which the election is made shall be deferred for at least five (5) years from the date the payment would otherwise have been made.
VII.2    Payment Options. A Deferral Election filed under Article VI shall specify whether the Participant's Stock Unit Account is to be settled by delivering to the Participant the number of Shares equal to the number of whole Stock Units then credited to the Participant's Stock Unit Account, in either (i) a lump sum, or (ii) substantially equal annual installments over a period not to exceed five (5) years. A Participant may change the manner in which his or her Stock Unit Account is distributed by delivering a new election form to the Secretary or to his or her designee at least one (1) year before the earlier of the date on which the Participant incurs a Termination of Service or the previously designated distribution date; provided that, the first payment with respect to which the election is made shall be deferred for at least five (5) years from the date the payment would otherwise have been made.
VII.3    Payment Upon Death of a Participant. If a Participant dies before the entire balance of his or her Stock Unit Account has been distributed, the balance of the Participant's Stock Unit Account shall be paid in Shares as soon as administratively feasible after the Participant's death, to the beneficiary designated by the Participant under Article IX.
VII.4    Continuation of Dividend Equivalents. If the distribution of Shares is deferred pursuant to Section VII.2, the Participant's Stock Unit Account shall continue to be credited with dividend equivalents as provided in Section VI.6 on the undistributed Stock Units until the entire balance of the Participant's Stock Unit Account has been distributed.

ARTICLE VIII
UNFUNDED STATUS
VIII.1     General. The interest of each Participant in any Fees deferred under the Plan (and any Stock Units or Stock Unit Account relating thereto) shall be that of an unsecured general creditor of the Company. Stock Unit Accounts, and Stock Units credited thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company. Except as provided in Section VIII.2, any money or other assets set aside or earmarked for the purpose of satisfying the obligations of the Company hereunder shall at all times be the property of the Company and the Participant shall have no interest in such assets other than as an unsecured general creditor of the Company.
VIII.2     Trust. To the extent determined by the Board, the Company may transfer funds necessary to fund all or part of the payments under the Plan to a trust; provided, the assets held in such trust shall remain at all times subject to the claims of the general creditors of the Company. No participant or beneficiary shall have any interest in the assets held in such trust or in the general assets of the Company other than as an unsecured general creditor.
ARTICLE IX
DESIGNATION OF BENEFICIARY
Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive payment of the Participant's Stock Unit Account in the event of such Participant's death. The Company may rely upon the beneficiary designation list filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant's death. If a Participant has not designated a beneficiary, or if the designated beneficiary is not surviving when a payment is to be made to such person under the Plan, the beneficiary with respect to such payment shall be the Participant's surviving spouse, or if there is no surviving spouse, the Participant's estate.
ARTICLE X
ADJUSTMENT PROVISIONS
In the event of a reorganization, recapitalization, stock split, stock dividend, spin-off, combination, corporate exchange, merger, consolidation or other change in the Common Stock or any distribution to stockholders of Common Stock other than cash dividends or any transaction determined in good faith by the Board or Committee to be similar to the foregoing, the Board or Committee shall make appropriate equitable changes in the number and type of Shares authorized by this Plan, and the number and type of Shares to be delivered upon settlement of Stock Unit Accounts under Article VII.
ARTICLE XI
GENERAL PROVISIONS
XI.1    No Stockholder Rights Conferred. Nothing contained in the Plan will confer upon any Participant or beneficiary any rights of a Stockholder of the Company, unless and until Shares are in fact issued or transferred to such Participant or beneficiary in accordance with Article VII.
XI.2    Changes to The Plan. The Board may amend, alter, suspend, discontinue, extend, or terminate the Plan without the consent of Participants; provided, no action taken without the consent of an affected Participant may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account at the time of such change or termination except that the Board may without the consent of any Participant terminate the Plan and distribute Shares with respect to Stock Units then credited to Participant's Stock Unit Account upon a Change in Control. A termination of the Plan must comply with the restrictions or requirements applicable under Code Section 409A and the regulations promulgated thereunder.

XI.3    Compliance With Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such restrictions as may be applicable under such laws, regulations and other obligations of the Company.
XI.4    Limitations on Transferability. Stock Units and other rights under the Plan may not be assigned, pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant.
XI.5    Governing Law. The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with the Delaware General Corporation Law. Payments and benefits under the Plan are intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith.
XI.6    Plan Termination. Unless earlier terminated by action of the Board pursuant to Section XI.2, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan. A termination of the Plan must comply with the restrictions or requirements applicable under Code Section 409A and the regulations promulgated thereunder.